EXHIBIT 10.36

QUENCH USA, INC.

2008 STOCK PLAN

(As amended and restated as of August 24, 2010)

SECTION 1.  GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Quench USA, Inc. 2008 Stock Plan (the “Plan”).  The purpose of the Plan is to encourage and enable the officers, employees, directors, consultants and other key persons (including prospective employees, but conditioned on their employment) of Quench USA, Inc., a Delaware corporation (including any successor entity, the “Company”), and its Subsidiaries to acquire a proprietary interest in the Company.  It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Affiliate” of any Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the first mentioned Person.  A Person shall be deemed to control another Person if such first Person possesses directly or indirectly the power to direct, or cause the direction of, the management and policies of the second Person, whether through the ownership of voting securities, by contract or otherwise.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Unrestricted Stock Awards or any combination of the foregoing.

“Award Agreement” means a written or electronic agreement setting forth the terms and provisions applicable to an Award granted under the Plan.  Each Award Agreement may contain terms and conditions in addition to those set forth in the Plan; provided, however, that except to the extent explicitly provided to the contrary, in the event of any conflict in the terms of the Plan and the Award Agreement, the terms of the Plan shall govern.

“Bankruptcy” means, with respect to a specific Holder, (i)(A) the filing of a voluntary petition under any bankruptcy or insolvency law, or a petition for the appointment of a receiver or the making of an assignment for the benefit of creditors, with respect to the Holder, or (B) the Holder being subjected involuntarily to such a petition or assignment or to an attachment or other legal or equitable interest with respect to the Holder’s assets, which involuntary petition or assignment or attachment is not discharged within 60 days after its date, and (ii) the Holder being subject to a transfer of its Awards or Issued Shares by operation of law (including by divorce, even if not insolvent), except by reason of death.

“Board” means the Board of Directors of the Company.

“Cause” means, with respect to a specific Holder, dismissal as a result of (i) the commission of any act by the Holder constituting financial dishonesty against the Company or its Subsidiaries (which act would be chargeable as a crime under applicable law); (ii) the Holder’s engaging in any other act of dishonesty, fraud, intentional misrepresentation, moral turpitude, illegality or harassment which, as determined in good faith by the Board, would:  (A) materially adversely affect the business or the reputation of the Company or any of its Subsidiaries with their respective current or prospective customers, suppliers, lenders and/or other third parties with whom such entity does or might do business; or (B) expose the Company or any of its Subsidiaries to a risk of civil or criminal legal damages, liabilities or penalties; (iii) the repeated failure by the Holder to follow the directives of the chief executive officer of the Company or any of its Subsidiaries or the Board; (iv) any material misconduct, violation of the Company’s or Subsidiaries’ policies, or willful and deliberate non-performance of duty by the Holder in connection with the business affairs of the Company or its Subsidiaries; or (v) any material breach of any agreement between the Holder and the Company or its Subsidiaries regarding non-disclosure or non-use of any confidential information, non-competition, or non-solicitation of employees, consultants, customers, prospective customers, suppliers, prospective suppliers or other persons having business relationships with the Company or its Subsidiaries.

“Code” means the United States Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Committee” means the Committee of the Board referred to in Section 2.

“Effective Date” means the date on which the Plan is approved by the stockholders as set forth at the end of this Plan.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Committee.  If the Stock is admitted to quotation on a national securities exchange, the determination shall be made by reference to market quotations.  If the date for which Fair Market Value is determined is the first day when trading prices for the Stock are reported on a national securities exchange, the Fair Market Value shall be the “Price to the Public” (or equivalent) set forth on the cover page for the final prospectus relating to the Company’s Initial Public Offering.

“Holder” means, with respect to an Award or any Issued Shares, the Person holding such Award or Issued Shares, including the initial recipient of the Award or any Permitted Transferee.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Initial Public Offering” means the consummation of the first firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale by the Company of its equity securities, as a result of or following which the Stock shall be publicly held.

“Issued Shares” means, collectively, all outstanding Shares issued pursuant to Restricted Stock Awards or Unrestricted Stock Awards, and all Option Shares.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 6.

“Option Shares” means outstanding shares of Stock that were issued to a Holder upon the exercise of a Stock Option.

“Permitted Transferees” means, with respect to a specific Holder, any of the following to whom the Holder may transfer Issued Shares hereunder (as set forth in Section 9(a)(ii)(A)):  the Holder’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Holder’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons control the management of assets, and any other entity in which these persons own more than fifty percent of the voting interests; provided, however, that any such trust does not require or permit distribution of any Issued Shares during the term of the Award Agreement subject to its terms.  Upon the death of the Holder, the term Permitted Transferees shall also include such deceased Holder’s estate, executors, administrators, personal representatives, heirs, legatees and distributees, as the case may be.

“Person” shall mean any individual, corporation, partnership (limited or general), limited liability company, limited liability partnership, association, trust, joint venture, unincorporated organization or any similar entity.

“Repurchase Event” means, with respect to a specific Holder, (i) a Termination Event, (ii) the Holder’s Bankruptcy, or (iii) the consummation of a Sale Event.

“Restricted Stock Award” means Awards granted pursuant to Section 7 and “Restricted Stock” means Shares granted pursuant to such Awards.

“Sale Event” shall mean and include any of the following: (a) consummation of a merger or consolidation of the Company with or into any other Person in which holders of the Company’s voting securities immediately before such merger or consolidation will not, directly or indirectly, continue to hold immediately after such merger or consolidation at least a majority of the outstanding voting securities of (i) the surviving or resulting Person or (ii) if the surviving or resulting Person is a Subsidiary of another Person immediately after such merger or consolidation, the ultimate parent of such surviving or resulting Person; (b) consummation of a sale, lease, exchange or other transfer (in one transaction or a related series of transactions) to an unrelated Person of all or substantially all the assets of the Company and its Subsidiaries taken as a whole; (c) consummation of the acquisition by any Person or any group of Persons, acting together in any transaction or related series of transactions, of such quantity of the Company’s voting securities as causes such Person, or group of Persons, to own beneficially, directly or indirectly, as of the time immediately after such transaction or related series of transactions, fifty percent (50%) or more of the combined voting power of the voting securities of the Company then outstanding other than as a result of (i) an acquisition of securities directly from the Company or (ii) an acquisition of securities by the Company or its Subsidiaries which, by reducing the voting securities outstanding, increases the proportionate voting power represented by the voting securities owned by any such Person or group of Persons to 50 percent or more of the combined voting power of such voting securities; or (d) the dissolution of the Company.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Service Relationship” means any relationship as a full-time employee, part-time employee, director or other key person (including consultants) of the Company or any Subsidiary or any successor entity (e.g., a Service Relationship shall be deemed to continue without interruption in the event an individual’s status changes from full-time employee to part-time employee or consultant).

“Shares” means shares of Stock.

“Stock” means the Common Stock, par value $0.001 per share, of the Company, subject to adjustments pursuant to Section 3.

“Subsidiary” means any corporation or other entity (other than the Company) in which another specified Person has more than a 50 percent interest, either directly or indirectly.

“Termination Event” means, with respect to a specific Holder, the termination of the Holder’s Service Relationship with the Company and its Subsidiaries for any reason whatsoever, regardless of the circumstances thereof, and including, without limitation, upon death, disability, retirement, discharge or resignation for any reason, whether voluntarily or involuntarily.  The following shall not constitute a Termination Event:  (i) a transfer to the service of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another Subsidiary or (ii) an approved leave of absence for military service or sickness, or for any other purpose approved by the Committee, if the individual’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

“Unrestricted Stock Award” means any Award granted pursuant to Section 8 and “Unrestricted Stock” means Shares granted pursuant to such Awards.

SECTION 2.  ADMINISTRATION OF PLAN; COMMITTEE AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a)                                 Administration of Plan.  The Plan shall be administered by the Board, or at the discretion of the Board, by a committee of the Board, comprised of not less than two Directors (except as otherwise provided in Section 2(c)).  All references herein to the “Committee” shall be deemed to refer to the group then responsible for administration of the Plan at the relevant time (i.e., either the Board of Directors or a committee or committees of the Board, as applicable).

(b)                                 Powers of Committee.  The Committee shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i)                                     to select the individuals to whom Awards may from time to time be granted;

(ii)                                  to determine the time or times of grant, and the amount, if any, of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Unrestricted Stock Awards or any combination of the foregoing, granted to any one or more grantees;

(iii)                               to determine the number of shares of Stock to be covered by any Award and the price, exercise price, conversion ratio or other price related terms of any Award;

(iv)                              to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award or Award Agreement, which terms and conditions may differ among individual Awards and grantees, and to approve the form of Award Agreement or other written instruments evidencing the Awards;

(v)                                 to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi)                              to impose any limitations on Awards granted under the Plan, including limitations on transfers, repurchase provisions and the like and to exercise repurchase rights or obligations;

(vii)                           subject to any restrictions imposed by Section 409A, to extend at any time the period in which Stock Options may be exercised; and

(viii)                        at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Committee shall be binding on all Persons, including the Company and Plan grantees.

(c)                                  Delegation of Authority to Grant Awards.  Subject to applicable law, the Committee, in its discretion, may delegate to the Chief Executive Officer  of the Company the power to designate employees to be recipients of Options, and to determine the number of such Options to be received by such employees; provided, however, that the resolution so authorizing the Chief Executive Officer shall specify the total number of Options the Chief Executive Officer may so award and may not delegate to the Chief Executive Officer the authority to set the exercise price or the vesting terms of such Options.  Any such delegation by the Committee shall also provide that the Chief Executive Officer may not grant awards to himself or herself without the approval of the Committee.  The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan.

(d)                                 Award Agreement.  Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award and may include, without limitation, the term of an Award, the provisions applicable in the event Service Relationship terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.  To the extent permitted by the Committee, Award Agreements may be executed electronically by the Award recipient.

(e)                                  Foreign Award Recipients.  Notwithstanding any provision of the Plan to the contrary, to comply with the laws in other countries in which the Company and any Subsidiary operate or have employees or other Persons eligible for Awards, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries, if any, shall be covered by the Plan; (ii) determine which individuals, if any, outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Committee determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitation contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals.  Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Securities Act, the Exchange Act or any other applicable securities law, the Code, or any other applicable governing statute or law.

(f)                                   Indemnification.  Neither the Board nor the Committee, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Committee (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s governing documents, including its charter or by-laws, any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.  The indemnification and reimbursement by the Company provided by this Section 2(f) shall be primary and before the indemnification and reimbursement of the members of the Board and the Committee (and any delegate thereof) by any other Person and the Company shall not have any rights of contribution or reimbursement from any other Person with respect to amounts paid for indemnification and reimbursement pursuant to this Section 2(f).

SECTION 3.  STOCK ISSUABLE UNDER THE PLAN; CHANGES IN STOCK; SUBSTITUTION

(a)                                 Stock Issuable.  The maximum number of Shares reserved and available for issuance under the Plan shall be 700,000 Shares, subject to adjustment as provided in Section 3(b).  For purposes of this limitation, the Shares underlying any Awards which are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the Shares available for issuance under the Plan.  Subject to such overall limitation, Shares may be issued up to such maximum number pursuant to any type or types of Award.  The Shares available for issuance under the Plan may be authorized but unissued Shares or Shares reacquired by the Company.  Beginning on the date that the Company becomes subject to Section 162(m) of the Code, no more than 100,000 Options shall be granted to any one individual in any calendar year period.

(b)                                 Changes in Stock.  Subject to Section 4 hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for or converted into a different number or kind of shares or other securities of the Company, additional shares or new or different shares or other securities of the Company, or other non-cash assets are distributed with respect to such shares of Stock or other securities, the Committee shall make an appropriate and equitable or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan and the per-individual share limit set forth in the last sentence of Section 3(a), (ii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iii) the repurchase price per share subject to each outstanding Award, if any, and (iv) the exercise price and/or exchange price for each share subject to any then outstanding Stock Options under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options) as to which such Stock Options remain exercisable.  The adjustment by the Committee shall be final, binding and conclusive.  No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Committee in its discretion may make a cash payment in lieu of fractional shares.

(c)                                  Substitute Awards.  The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another Person in connection with a merger or consolidation of the employing Person with the Company or any of its Subsidiaries or the acquisition by the Company or any of its Subsidiaries of property or stock of the employing Person.  The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

SECTION 4.  TREATMENT UPON CERTAIN SALE EVENTS OR OTHER EXTRAORDINARY TRANSACTIONS

Upon the occurrence of any of the following events, a Holder’s rights with respect to Awards granted to such Holder hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in a written agreement between the Holder and the Company:

(a)                                 Merger or Consolidation.  In connection with the merger or consolidation of the Company into or with another Person pursuant to which securities or other consideration are (or are to be) issued or delivered with respect to outstanding shares of Stock, or outstanding shares of Stock are (or are to be) converted into or cancelled for consideration or for no consideration, the Committee shall, as to outstanding Awards (on the same basis or on different bases as the Committee shall specify), make appropriate provision for either (i) the continuation of such Awards by the Company or (ii) the assumption of such Awards by the surviving or resulting Person (or the parent Person of the surviving or resulting Person, if the surviving or resulting Person is a Subsidiary of another Person) and by substituting on an appropriate and equitable or proportionate basis for the Shares then subject to such Awards either (A) the consideration payable with respect to the outstanding shares of Stock in connection with such merger or consolidation, (B) shares of capital stock of the surviving or resulting Person (or the parent Person of the surviving or resulting Person, if the surviving or resulting Person is a Subsidiary of another Person) or (C) such other securities or other consideration, or no consideration, as the Committee deems appropriate and equitable or proportionate, the fair market value of which (as determined by the Committee in its sole discretion) shall not materially differ from the fair market value of the Shares subject to such Awards immediately before the consummation of such merger or consolidation.  In addition to or in lieu of the foregoing, with respect to outstanding Options, the Committee may (on the same basis or on different bases as the Committee shall specify), upon written notice to the affected Holders, provide that (x) one or more Options then outstanding must be exercised, in whole or in part, within a specified number of days of the date of such notice, at the end of which period such Options shall terminate, (y) one or more Options then outstanding, in whole or in part, shall be terminated immediately prior to or upon the effectiveness of such merger or consolidation in exchange for a cash payment equal to the excess of the fair market value (as determined by the Committee in its sole discretion) for the shares subject to such Options over the exercise price thereof, or (z) with respect to any Option then outstanding with an exercise price equal to or more than the fair market value (as determined by the Committee in its sole discretion) of the shares subject to such Option, such Option shall be terminated immediately prior to or upon the effectiveness of such merger or consolidation without the payment of any consideration.  Unless otherwise determined by the Committee (on the same basis or on different bases as the Committee shall specify), any repurchase rights or other rights of the Company that relate to an Option or other Award shall continue to apply to consideration, including cash, that has been substituted, assumed or amended for an Option or other Award pursuant to this Section 4(a).  The Company may hold in escrow all or any portion of any such consideration in order to effectuate any continuing restrictions.

(b)                                 Dissolution.  In the event of the proposed dissolution of the Company, the Company shall notify each Optionee as soon as practicable prior to the effective date of such dissolution.  To the extent it has not been previously exercised, an Option will terminate immediately prior to the dissolution of the Company.  In lieu of the foregoing, with respect to outstanding Options, the Committee may (on the same basis or on different bases as the Committee shall specify), upon written notice to the affected Holders, provide that one or more Options then outstanding, in whole or in part, shall be terminated in exchange for a payment equal to the excess of the fair market value (as determined by the Committee in its sole discretion) for the Shares subject to such Options over the exercise price thereof.

(c)                                  Certain Other Events.  In the event of any extraordinary dividend, spin-off, split-up or other similar event, (i) the number and class of securities available for purchase upon exercise of Awards under the Plan and the per-individual share limit set forth in the last sentence of Section 3(a), (ii) the vesting schedule and exercise price per share of each outstanding Option, (iii) the repurchase price per security subject to repurchase, and (iv) the terms of each other outstanding Award shall be adjusted by the Company (or substituted Awards may be made) to the extent the Committee shall determine, in good faith, that such an adjustment (or substitution) is appropriate and equitable or proportionate.  Alternatively, in the event of any extraordinary dividend, spin-off, split-up or other similar event, the Committee may determine, in good faith, that, in lieu of an adjustment contemplated by the preceding sentence, to either (i) make a distribution or payment with respect to outstanding Options that the Committee determines is appropriate and equitable or proportionate, or (ii) provide that the Holders of then outstanding Options shall receive upon exercise of the Option the securities or other property issued or delivered with respect to the outstanding shares of Stock in the extraordinary dividend, spin-off, split-up or other similar event, in addition to the Shares subject to the Option.  In addition, in connection with a spin-off, split-up or other similar event, the Committee or the board of directors of the newly created entity (as used in this Section 4(c), also the “Committee”) may, as to outstanding Awards (on the same basis or on different bases as the Board shall specify), make appropriate provision for either (i) the continuation of such Awards by the Company or (ii) the assumption of such Awards by the newly-created entity (or the parent entity of the newly-created entity, if the newly-created entity is a subsidiary of another corporation or entity).

(d)                                 Other Adjustments.  Upon the happening of any of the events described in this Section 4, the class and aggregate number of shares set forth in Section 3 that are subject to Awards which previously have been or subsequently may be granted under the Plan and the per-individual share limit set forth in the last sentence of Section 3(a) shall also be appropriately adjusted to reflect the events described in this Section 4.  The Board shall determine the specific adjustments to be made under this Section 4 and its determination shall be conclusive.

(e)                                  General.  Unless otherwise determined by the Committee (on the same basis or on different bases as the Committee shall specify), any repurchase rights or other rights of the Company that relate to an Option or other Award shall continue to apply to consideration, including cash, that has been substituted, assumed or amended for an Option or other Award pursuant to this Section 4.  The Company may hold in escrow all or any portion of any such consideration in order to effectuate any continuing restrictions.

(f)                                   Amendment of Awards.  The Committee may amend, modify or terminate any outstanding Award, including (but not limited to) substituting therefor another Award of the same or a different type, and changing the date of exercise or realization, provided that the applicable Holder’s consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Holder.

(g)                                  Acceleration.  The Committee may at any time and from time to time provide that any Options shall become immediately exercisable in full or in part despite the fact that the foregoing actions may cause the application of Sections 280G and 4999 of the Code if a change in control of the Company occurs.  If the event of the acceleration of the exercisability of one or more outstanding Options, including pursuant to Section 3, the Committee may provide, as a condition of full exercisability of any or all such Options, that the Shares or other substituted consideration, including cash, as to which exercisability has been accelerated shall be restricted and subject to forfeiture back to the Company at the option of the Company at the cost thereof upon termination of employment or other relationship with the Company, with the timing and other terms of the vesting of such restricted stock or other consideration being equivalent to the timing and other terms of the superseded exercise schedule of the related Option.

(h)                                 Committee Determination Binding.  The adjustment and other determinations by the Committee as contemplated by this Section 4 shall be final, binding and conclusive.  No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Committee in its discretion may make a cash payment in lieu of fractional shares.

SECTION 5.  ELIGIBILITY

Grantees of Awards under the Plan will be such full or part-time officers and other employees, directors, consultants and key persons (including prospective employees, but conditioned on their employment) of the Company and any Subsidiary that is selected from time to time by the Committee in its sole discretion; provided, however, that an Incentive Stock Option may be granted only to a Person who, at the time the Incentive Stock Option is granted, is an employee of the Company or any Subsidiary.

SECTION 6.  STOCK OPTIONS

(a)                                 Nature of Stock Options.  A Stock Option is an Award entitling the recipient to acquire, at such exercise price as determined by the Committee, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant.  Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives.  The grant of a Stock Option is contingent on the grantee executing a Stock Option Award Agreement.  The terms and conditions of each Stock Option Award Agreement shall be determined by the Committee, and such terms and conditions may differ among individual Awards and grantees.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options.  Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code.  To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

No Incentive Stock Option shall be granted under the Plan after the date which is ten (10) years from the date the Plan is approved by the Board.

(b)                                 Terms of Stock Options.  The Committee in its discretion may grant Stock Options to eligible directors, officers, employees, consultants and key persons of the Company or any Subsidiary.  Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.  If the Committee so determines, Stock

Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Committee may establish.

(i)                                     Exercise Price.  The exercise price per share for the Stock covered by a Stock Option granted under the Plan shall be determined by the Committee at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant.  If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the exercise price of an Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the date of grant.

(ii)                                  Option Term.  The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than 10 years after the date the Stock Option is granted.  If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the term of such Stock Option shall be no more than five years from the date of grant.  Each Stock Option shall terminate at the time the Holder’s rights to exercise such Stock Option terminate.

(iii)                               Exercisability; Rights of a Stockholder.  Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Committee at or after the grant date.  The Committee may at any time accelerate the exercisability of all or any portion of any Stock Option.  The Award Agreement may permit an optionee to exercise all or a portion of a Stock Option immediately at grant; provided that the Option Shares issued upon such exercise shall be subject to restrictions and a vesting schedule identical to the vesting schedule of the related Stock Option and the optionee shall be required to enter into a Restricted Stock Award Agreement and any other similar documentation required by the Company as a condition to exercise of such Stock Option.  An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.  An optionee shall not be deemed to have acquired any such shares unless and until a Stock Option shall have been exercised pursuant to the terms hereof and the optionee’s name shall have been entered on the books of the Company as a stockholder.

(iv)                              Method of Exercise.  Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased.  Payment of the purchase price may be made by one or more of the following methods (or any combination thereof) to the extent authorized by the Committee and set forth in the Award Agreement:

(A)                               In cash, by certified or bank check, by wire transfer of immediately available funds, or other instrument acceptable to the Committee in U.S. funds payable to the order of the Company in an amount equal to the purchase price of such Option Shares;

(B)                               If permitted by the Committee, by the optionee delivering to the Company a promissory note, if the Board has expressly authorized the loan of funds to the optionee for the purpose of enabling or assisting the optionee to effect the exercise of his or her Stock Option; provided that at least so much of the exercise price as represents the par value of the Stock shall be paid other than with a promissory note if otherwise required by state law;

(C)                               If permitted by the Committee and the Initial Public Offering has occurred (or the Stock otherwise becomes publicly-traded), through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the optionee on the open market or that are beneficially owned by the optionee and are not then subject to restrictions under any Company plan.  To the extent required to avoid variable accounting treatment under FAS 123R or other applicable accounting rules, such surrendered shares if originally purchased from the Company shall have been owned by the optionee for at least six months.  Such surrendered shares shall be valued at Fair Market Value on the exercise date;

(D)                               If permitted by the Committee and the Initial Public Offering has occurred (or the Stock otherwise becomes publicly-traded), by the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure; or

(E)                                If permitted by the Committee, with respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.

Payment instruments will be received subject to collection.  No certificates for shares of Stock so purchased will be issued to the optionee or, with respect to uncertificated Stock, no transfer to the optionee on the records of the Company will take place, until the Company has completed all steps required by law to be taken in connection with the issuance and sale of the shares, including, without limitation, (i) receipt of a representation from the optionee at the time of exercise of the Option that the optionee is purchasing the shares for the optionee’s own account and not with a view to any sale or distribution thereof, (ii) the legending of any certificate (or notation on any book entry) representing the shares to evidence the foregoing representations and restrictions, and (iii) obtaining from optionee payment or provision for all withholding taxes due as a result of the exercise of the Option.  The delivery of certificates representing the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award Agreement or applicable provisions of laws.  In the event an optionee chooses to pay the purchase price by previously-owned shares of

Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of shares attested to.

(c)                                  Annual Limit on Incentive Stock Options.  To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under the Plan and any other plan of the Company or its parent and any Subsidiary that become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000 or such other limit as may be in effect from time to time under Section 422 of the Code.  To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

SECTION 7.  RESTRICTED STOCK AWARDS

(a)                                 Nature of Restricted Stock Awards.  A Restricted Stock Award is an Award pursuant to which the Company may, in its sole discretion, grant or sell shares of Stock, at such purchase price as determined by the Committee, in its sole discretion, subject to such restrictions and conditions as the Committee may determine at the time of grant, which purchase price shall be payable in cash or other form of consideration acceptable to the Committee.  Conditions may be based on continuing Service Relationship and/or achievement of pre-established performance goals and objectives.  The grant of a Restricted Stock Award is contingent on the grantee executing the Restricted Stock Award Agreement.  The terms and conditions of each such Restricted Stock Award Agreement shall be determined by the Committee, and such terms and conditions may differ among individual Awards and grantees.

(b)                                 Rights as a Stockholder.  Upon execution of a Restricted Stock Award Agreement and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the Restricted Stock Award Agreement.

(c)                                  Vesting of Restricted Stock.  The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which Restricted Stock shall become vested, subject to such further rights of the Company or its assigns as may be specified in the Restricted Stock Award Agreement.

(d)                                 Record Owner; Dividends.  The Holder of Restricted Stock shall be considered the record owner of and shall be entitled to vote the Shares of Restricted Stock if and to the extent such Shares are entitled to voting rights, subject to such conditions contained in the Restricted Stock Award Agreement.  The Holder shall be entitled to receive all dividends and any other distributions declared on the Shares; provided, however, that the Company is under no duty to declare any such dividends or to make any such distribution. The Restricted Stock Award Agreement may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.  Unless the Committee shall otherwise determine, certificates evidencing the Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in the Restricted Stock Award Agreement, and the grantee shall be required, as a condition of the grant, to deliver to the Company a stock power endorsed in blank and such other instruments of transfer as the Committee may prescribe.

(e)                                  Restrictions.  Except as may otherwise be provided by the Committee either in the Award Agreement or, subject to Section 12 below, in writing after the Award Agreement is issued, if any, if a grantee’s Service Relationship with the Company and any Subsidiary terminates, the Company or its assigns shall have the right, as may be specified in the relevant instrument, to repurchase some or all of the Shares subject to the Award at such purchase price as is set forth in the Plan or the Restricted Stock Award Agreement.

SECTION 8.  UNRESTRICTED STOCK AWARDS

(a)                                 Grant or Sale of Unrestricted Stock.  The Committee may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the Committee) an Unrestricted Stock Award to any grantee, pursuant to which such grantee may receive shares of Stock free of any vesting restrictions under the Plan.  Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such grantee.

(b)                                 Elections to Receive Unrestricted Stock In Lieu of Compensation.  Upon the request of a grantee and with the consent of the Committee, each such grantee may, pursuant to an advance written election delivered to the Company no later than the date specified by the Committee, receive a portion of the cash compensation otherwise due to such grantee in the form of shares of Unrestricted Stock either currently or on a deferred basis.

SECTION 9.  TRANSFER RESTRICTIONS; COMPANY RIGHT OF FIRST REFUSAL; COMPANY REPURCHASE RIGHTS

(a)                                 Restrictions on Transfer.

(i)                                     Options.  No Stock Option shall be transferable by the Holder otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the Holder’s lifetime, only by the Holder, or by the Holder’s legal representative or guardian in the event of the Holder’s incapacity.  Notwithstanding the foregoing, the Committee, in its sole discretion, may provide in the Award Agreement regarding a given Option that the Holder may transfer, without consideration for the transfer, his Non-Qualified Stock Options to members of his immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Option.

(ii)                                  Issued Shares.  No Issued Shares shall be sold, assigned, transferred, pledged, hypothecated, given away or in any other manner disposed of or encumbered, whether voluntarily or by operation of law, unless (i) such transfer is in compliance with the terms of the applicable Award Agreement, all applicable securities laws (including, without limitation, the Securities Act), and with the terms and conditions of this Section 9, (ii) such transfer does not cause the Company to become subject to the reporting requirements of the Exchange Act, and (iii) the transferee consents in writing to be bound by the provisions of the Plan, including this Section 9.  In connection with any proposed transfer, the Committee may require the transferor to provide at the transferor’s own expense an opinion of counsel to the transferor, satisfactory to the Committee, that such transfer is in compliance with all foreign, federal and state securities laws (including, without limitation, the Securities Act).  Any attempted disposition of Issued Shares not in accordance with the terms and conditions of this Section 9 shall be null and void, and the Company shall not reflect on its records any change in record ownership of any Issued Shares as a result of any such disposition, shall otherwise refuse to recognize any such disposition and shall not in any way give effect to any such disposition of Issued Shares.  Subject to the foregoing general provisions, and unless otherwise provided in the grant or the applicable Award Agreement, Issued Shares may be transferred pursuant to the following specific terms and conditions (provided that with respect to any transfer of Restricted Stock, all vesting and forfeiture provisions shall continue to apply only with respect to the original recipient):

(A)                               Transfers to Permitted Transferees.  The Holder may sell, assign, transfer or give away any or all of the Issued Shares to Permitted Transferees; provided, however, that following such sale, assignment, or other transfer, such Issued Shares shall continue to be subject to the terms of this Plan (including this Section 9) and such Permitted Transferee(s) shall, as a condition to any such transfer, deliver a written acknowledgment to that effect to the Company.

(B)                               Transfers Upon Death.  Upon the death of the Holder, any Issued Shares then held by the Holder at the time of such death and any Issued Shares acquired thereafter by the Holder’s legal representative shall be subject to the provisions of this Plan, and the Holder’s estate, executors, administrators, personal representatives, heirs, legatees and distributees shall be obligated to convey such Issued Shares to the Company or its assigns under the terms contemplated hereby.

(b)                                 Right of First Refusal.  In the event that a Holder desires at any time to sell or otherwise transfer all or any part of such Holder’s Issued Shares, the Holder first shall give written notice to the Company of the Holder’s intention to make such transfer.  Such notice shall state the number of Issued Shares which the Holder proposes to sell (the “Offered Shares”), the price and the terms at which the proposed sale is to be made and the name and address of the proposed transferee.  At any time within 30 days after the receipt of such notice by the Company, the Company or its assigns may elect to purchase all or any portion of the Offered Shares at the price and on the terms offered by the proposed transferee and specified in the notice.  The Company or its assigns shall exercise this right by mailing or delivering written notice to the Holder within the foregoing 30-day period.  If the Company or its assigns elect to exercise its purchase rights under this Section 9(b), the closing for such purchase shall, in any event, take place within 45 days after the receipt by the Company of the initial notice from the Holder.  In the event that the Company or its assigns do not elect to exercise such purchase right, or in the event that the Company or its assigns do not pay the full purchase price within such 45-day period, the Holder may, within 60 days thereafter, sell the Offered Shares to the proposed transferee and at the same price and on the same terms as specified in the Holder’s notice.  Any Shares purchased by such proposed transferee shall no longer be subject to the terms of the Plan.  Any Shares not sold to the proposed transferee shall remain subject to the Plan.  If the Holder is a party to any stockholders agreements or other agreements with the Company and/or certain other of the Company’s stockholders relating to shares of the Stock, any proposed transferee that purchases Offered Shares shall enter into such stockholders agreements or other agreements with the Company and/or certain other of the Company’s stockholders relating to shares of the Offered Shares on the same terms and in the same capacity as the transferring Holder.

(c)                                  Company’s Right of Repurchase.

(i)                                     Right of Repurchase for Options.  The Company or its assigns shall have the right and option (but not the obligation) upon a Repurchase Event to repurchase from a Holder of a Stock Option some or all (as determined by the Company) of the Stock Options held by such Holder at the price per share specified below.  Such repurchase right may be exercised by the Company within the later of (A) one year following the date of such Repurchase Event or (B) seven months after the acquisition of such Stock Option (the “Option Repurchase Period”).  The “Option Repurchase Price” shall be (x) in the case of Stock Options which are vested as of the date of the Repurchase Event, (1) if the Fair Market Value of a Share of Stock as of the date the Committee elects to exercise its repurchase rights in connection with a Repurchase Event exceeds the exercise price therefor, an amount equal to the Fair Market Value of the Shares as to which the Stock Options are vested as of the date the Committee elects to exercise its repurchase rights in connection with a Repurchase Event less the aggregate exercise price therefor, and (2) if the Fair Market Value of a Share of Stock as of the date the Committee elects to exercise its repurchase rights in connection with a Repurchase Event does not exceed the exercise price therefor, an amount equal to $0.00001 per Share issuable upon exercise of such Stock Option, and (y) in the case of Stock Options which have not vested as of the date of the Repurchase Event, an amount equal to $0.00001 per Share issuable upon exercise of such Stock Option.

(ii)                                  Right of Repurchase for Option Shares.  The Company or its assigns shall have the right and option (but not the obligation) upon a Repurchase Event to repurchase from a Holder of Option Shares some or all (as determined by the Company) of the Option Shares held or subsequently acquired upon exercise of a Stock Option by such Holder at the price per share specified below.  Such repurchase right may be exercised by the Company within the later of (A) one year following the date of such Repurchase Event or (B) seven months after the acquisition of such Option Shares upon exercise of a Stock Option (the “Option Shares Repurchase Period”).  The “Option Shares Repurchase Price” shall be equal to the Fair Market Value of the Option Shares, determined as of the date the Committee elects to exercise its repurchase rights in connection with a Repurchase Event.

(iii)                               Right of Repurchase With Respect to Restricted Stock.  Unless otherwise set forth in the agreement entered into by the Holder and the Company in connection with a Restricted Stock Award, the Company or its assigns shall have the right and option (but not the obligation) upon a Repurchase Event to repurchase from a Holder of Issued Shares received pursuant to a Restricted Stock Award some or all (as determined by the Company) of such Issued Shares at the price per share specified below.  Such repurchase right may be exercised by the Company within the later of (i) one year following the date of such Repurchase Event or (ii) if the Holder is entitled to have Issued Shares continue to vest following a Termination Event in accordance with the Restricted Stock Award, one year following the last date any such Issued Shares vest (the “Non-Option Shares Repurchase Period”).  The “Non-Option Shares Repurchase Price” shall be (A) in the case of Issued Shares which are vested as of the date of the Repurchase Event, the Fair Market Value of such Issued Shares as of the date the Committee elects to exercise its repurchase rights in connection with a Repurchase Event and (B) in the case of

Issued Shares which have not vested as of the date of the Repurchase Event, the original per share purchase price (subject to adjustment as provided in Section 3(b)) paid by the recipient.

(iv)                              Procedure.  Any repurchase right of the Company shall be exercised by the Company or its assigns by giving the Holder written notice on or before the last day of the Option Repurchase Period, the Option Shares Repurchase Period or Non-Option Shares Repurchase Period, as applicable, of its intention to exercise such repurchase right.  Upon such notification, the Holder shall promptly surrender to the Company, free and clear of any liens or encumbrances, any certificates representing Options or the Shares being purchased, together with a duly executed stock power for the transfer of such Shares, or other instrument appropriate to transfer such Options, to the Company or the Company’s assignee or assignees.  Upon the Company’s or its assignee’s receipt of the certificates or other transfer instruments from the Holder, the Company or its assignee or assignees shall deliver to him, her or them a check for the Option Repurchase Price, the Option Shares Repurchase Price or the Non-Option Shares Repurchase Price, as applicable; provided, however, that the Company may pay the Option Repurchase Price, the Option Shares Repurchase Price or Non-Option Shares Repurchase Price, as applicable, by offsetting and canceling any indebtedness then owed by the Holder to the Company.

(d)                                 Drag Along Right.  In the event the holders of a majority of the Company’s equity securities then outstanding (the “Majority Shareholders”) determine to sell or otherwise dispose of all or substantially all of the assets of the Company or all or fifty percent (50%) or more of the capital stock of the Company, in each case in a transaction constituting a change in control of the Company, to any non-Affiliate(s) of the Company or any of the Majority Shareholders, or to cause the Company to merge with or into or consolidate with any non-Affiliate(s) of the Company or any of the Majority Shareholders (in each case, the “Buyer”) in a bona fide negotiated transaction (a “Sale”), each Holder of Issued Shares, including any Permitted Transferees, shall be obligated to and shall upon the written request of the Majority Shareholders:  (a) sell, transfer and deliver, or cause to be sold, transferred and delivered, to the Buyer, the Issued Shares and Options held by the Holder (including for this purpose all of such Holder’s or his or her Permitted Transferee’s Issued Shares that presently or as a result of any such transaction may be acquired upon the exercise of an Option (following the payment of the exercise price therefor)) on substantially the same terms applicable to the Majority Shareholders (with appropriate adjustments to reflect the conversion of convertible securities, the redemption of redeemable securities and the exercise of exercisable securities as well as the relative preferences and priorities of preferred stock); and (b) execute and deliver such instruments of conveyance and transfer and take such other action, including voting such Issued Shares in favor of any Sale proposed by the Majority Shareholders and executing any purchase agreements, merger agreements, indemnity agreements, escrow agreements or related documents as the Majority Shareholders or the Buyer may reasonably require in order to carry out the terms and provisions of this Section 9(d).

(e)                                  Escrow Arrangement.

(i)                                     Escrow.  In order to carry out the provisions of Sections 9(b), (c), and (d) of this Agreement more effectively, the Company shall hold any Issued Shares in escrow together with separate stock powers executed by the Holder in blank for transfer, and any

Permitted Transferee shall, as an additional condition to any transfer of Issued Shares, execute a like stock power as to such Issued Shares.  The Company shall not dispose of the Issued Shares except as otherwise provided in this Agreement.  In the event of any repurchase by the Company (or any of its assigns), the Company is hereby authorized by the Holder and any Permitted Transferee, as the Holder’s and each such Permitted Transferee’s attorney-in-fact, to date and complete the stock powers necessary for the transfer of the Issued Shares being purchased and to transfer such Issued Shares in accordance with the terms hereof.  At such time as any Issued Shares are no longer subject to the Company’s repurchase, first refusal and drag along rights, the Company shall, at the written request of the Holder, deliver to the Holder (or the relevant Permitted Transferee) a certificate representing such Issued Shares with the balance of the Issued Shares to be held in escrow pursuant to this Section 9(e).

(ii)                                  Remedy.  Without limitation of any other provision of this Agreement or other rights, in the event that a Holder, any Permitted Transferees or any other Person is required to sell a Holder’s Issued Shares pursuant to the provisions of Sections 9(b), (c), or (d) hereof and in the further event that he or she refuses or for any reason fails to deliver to the Company or its designated purchaser of such Issued Shares the certificate or certificates evidencing such Issued Shares together with a related stock power, the Company or such designated purchaser may deposit the applicable purchase price for such Issued Shares with a bank designated by the Company, or with the Company’s independent public accounting firm, as agent or trustee, or in escrow, for such Holder, any Permitted Transferees or other Person, to be held by such bank or accounting firm for the benefit of and for delivery to him, her, them or it, and/or, in its discretion, pay such purchase price by offsetting any indebtedness then owed by such Holder as provided above.  Upon any such deposit and/or offset by the Company or its designated purchaser of such amount and upon notice to the Person who was required to sell the Issued Shares to be sold pursuant to the provisions of Sections 9(b), (c), or (d), such Issued Shares shall at such time be deemed to have been sold, assigned, transferred and conveyed to such purchaser, such Holder shall have no further rights thereto (other than the right to withdraw the payment thereof held in escrow, if applicable), and the Company shall record such transfer in its stock transfer book or in any appropriate manner.

(f)                                   Lockup Provision.  A Holder agrees, if requested by the Company and any underwriter engaged by the Company, not to sell or otherwise transfer or dispose of any Issued Shares (including, without limitation, pursuant to Rule 144 under the Securities Act) held by him or her for such period following the effective date of any registration statement of the Company filed under the Securities Act as the Company or such underwriter shall specify reasonably and in good faith.

(g)                                  Adjustments for Changes in Capital Structure.  If, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Common Stock, the outstanding shares of Common Stock are increased or decreased or are exchanged for a different number or kind of shares of the Company’s stock, the restrictions contained in this Section 9 shall apply with equal force to additional and/or substitute securities, if any, received by a Holder in exchange for, or by virtue of his or her ownership of, Issued Shares.

(h)                                 Termination.  The terms and provisions of Section 9(b), Section 9(c) (except for the Company’s right to repurchase unvested Restricted Stock Awards upon a Termination Event) and Section 9(d) shall terminate upon the closing of the Company’s Initial Public Offering or upon consummation of any Sale Event, in either case as a result of which shares of the Company (or a successor entity) of the same class as the Issued Shares are registered under Section 12 of the Exchange Act and publicly traded on NASDAQ or any national security exchange.

SECTION 10.  TAX WITHHOLDING

(a)                                 Payment by Grantee.  Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income.  The Company and any Subsidiary shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee.  The Company’s obligation to deliver stock certificates (or evidence of book entry) to any grantee is subject to and conditioned on any such tax withholding obligations being satisfied by the grantee.

(b)                                 Payment in Stock.  Subject to approval by the Committee, a grantee may elect to have the Company’s minimum required tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION 11.  SECTION 409A AWARDS.

To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Committee from time to time in order to comply with Section 409A of the Code.  In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A of the Code) to a grantee who is considered a “specified employee” (within the meaning of Section 409A of the Code), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A of the Code.

SECTION 12.  AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Committee may, at any time, amend or cancel any outstanding Award (or provide substitute Awards at the same or a reduced exercise or purchase price or with no exercise or purchase price) in a manner not inconsistent with the terms of the Plan, provided that such price, if any, must satisfy the requirements which would apply to the substitute or amended Award if it were then initially granted under the Plan for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the consent of the holder of the Award.  The Committee may exercise its discretion to reduce the exercise price of outstanding Stock Options or effect repricing through cancellation of outstanding Awards and by granting such holders new Awards in replacement of the cancelled Awards.  To the extent determined by the Committee to be required either by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code or otherwise, Plan amendments shall be subject to approval by the Company’s stockholders entitled to vote at a meeting of stockholders.  Nothing in this Section 12 shall limit the Board’s or the Committee’s authority to take any action permitted pursuant to Section 3(c).

SECTION 13.  STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards.  In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 14.  GENERAL PROVISIONS

(a)                                 No Distribution; Compliance with Legal Requirements.  The Committee may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares of Stock without a view to distribution thereof.  No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal, stock exchange and similar requirements have been satisfied.  The Committee may require the placing of such stop orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

(b)                                 Delivery of Stock Certificates.  Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company.  Uncertificated Stock shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records).

(c)                                  Other Compensation Arrangements; No Employment Rights.  Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases.  The adoption of the Plan and the grant of Awards do not confer upon any employee any right to continued employment or Service Relationship with the Company or any Subsidiary.

(d)                                 Loans to Award Recipients.  The Company shall have the authority to make loans to recipients of Awards hereunder (including to facilitate the purchase of shares) and shall further have the authority to issue shares for promissory notes hereunder.

(e)                                  Trading Policy Restrictions.  Option exercises and other Awards under the Plan shall be subject to such Company’s insider trading policy-related restrictions, terms and conditions as may be established by the Committee, or in accordance with policies set by the Committee, from time to time.

(f)                                   Designation of Beneficiary.  Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award on or after the grantee’s death or receive any payment under any Award payable on or after the grantee’s death.  Any such designation shall be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee.  If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

(g)                                  Legend.  Any certificate(s) representing the Issued Shares shall carry substantially the following legend (and with respect to uncertificated Stock, the book entries evidencing such shares shall contain the following notation):

The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including repurchase and restrictions against transfers) contained in the Quench USA, Inc. 2008 Stock Plan and any agreement entered into thereunder by and between the company and the holder of this certificate (a copy of which is available at the offices of the company for examination).

SECTION 15.  EFFECTIVE DATE OF PLAN

This Plan shall become effective upon approval by the Board and stockholders.  Stock Options and other Awards may be granted hereunder on and after adoption of this Plan by the Board; provided, however, that no Incentive Stock Option shall be granted unless and until the Plan has been approved by the stockholders in accordance with applicable law.  No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the Effective Date, and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan is approved by the Board.

SECTION 16.  GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

Approvals:

Date approved by board of directors:  August 29, 2008

Date approved by stockholders:  August 29, 2008

Date amended to increase number of Shares available under the Plan to 177,246:  June 3, 2009

Date amendment and restatement approved by board of directors:  August 14, 2009

Date amended to increase number of Shares available under the Plan to 491,331:  August 24, 2010

Date amended to increase number of Shares available under the Plan to 700,000:  July 30, 2013

QUENCH USA, INC.

NON-QUALIFIED STOCK OPTION AGREEMENT

Quench USA, Inc. hereby grants the following stock option pursuant to its 2008 Stock Plan (the “Plan”).

Name of Optionee (the “Optionee”):

Date of this option grant:

Number of Shares subject to this option (“Option Shares”):

Option exercise price per share (the “Exercise Price”):	$

Date this option expires (the “Expiration Date”)

Vesting Start Date:

Vesting Schedule:  The following vesting schedule shall apply to this option, subject to the further terms and conditions set forth in Section 2 of the Incorporated Terms and Conditions:

First anniversary of the Vesting Start Date:	25% of the total number of Option Shares

The same day of the month as the day of the Vesting Start Date during each month, commencing with the calendar month following the month in which the first anniversary of the Vesting Start Date occurs:

an additional 2.0833% of the total number of Option Shares, until fully vested

Payment alternatives (specify any or all of Section 6(b)(iv)(A) though (D) of the Plan:

This Non-Qualified Stock Option Agreement, including the Plan and the Incorporated Terms and Conditions (which constitute a part hereof), is hereby accepted and the terms and conditions hereof hereby agreed to by the undersigned as of the date of this option grant set forth above.  By signing and returning a copy of the cover page to this Non-Qualified Stock Option Agreement, the Optionee acknowledges receiving a copy of the Plan and the Incorporated Terms and Conditions.

QUENCH USA, INC.

By:
Signature of Optionee	Name:
Title:

Address:
Address:

QUENCH USA, INC.

NON-QUALIFIED STOCK OPTION AGREEMENT — INCORPORATED TERMS AND CONDITIONS

Pursuant to the Quench USA, Inc. 2008 Stock Plan (the “Plan”), Quench USA, Inc., a Delaware corporation (together with all successors thereto, the “Company”), hereby grants to the Optionee an option (the “Stock Option”) to purchase on or prior to the Expiration Date set forth on the cover page hereto, or such earlier date as is specified herein or in the Plan, all or any part of the number of Shares of Stock set forth on the cover page hereto (the “Option Shares,” and such shares once issued shall be referred to as the “Issued Shares”), at the per share Exercise Price set forth on the cover page hereto, subject to the terms and conditions set forth in this Non-Qualified Stock Option Agreement (including these Incorporated Terms and Conditions) (this “Agreement”) and the Plan.

1.                                      Definitions.  All capitalized terms that are defined in the Plan and not otherwise defined in this Agreement are used in this Agreement as so defined.

2.                                      Vesting, Exercisability and Termination.  No portion of this Stock Option may be exercised until such portion shall have vested and become exercisable.  No portion of this Stock Option that is not vested on the date of the Optionee’s Termination Event shall vest after the date of the Optionee’s Termination Event without the prior consent of this Committee.  This Stock Option shall terminate at the time the Optionee’s rights to exercise this Stock Option terminate as provided in Section 4.  Subject to the determination of the Committee in its sole discretion to accelerate the vesting schedule hereunder and to the other terms of the Plan, this Stock Option shall become vested and exercisable with respect to the Option Shares on the respective dates as indicated on the cover page hereto.

3.                                      Exercise.  Prior to the Expiration Date (or such earlier date provided in Section 4), the Optionee may exercise this Stock Option by delivering a Stock Option exercise notice (an “Exercise Notice”) in the form of Appendix A hereto indicating the Optionee’s election to purchase some or all of the Option Shares with respect to which this Stock Option is exercisable at the time of such notice.

4.                                      Termination of Service Relationship.  Except as the Committee may otherwise expressly provide, or as may otherwise be expressly provided in any agreement between the Company and the Optionee, if the Optionee’s employment or other service relationship with the Company or its Subsidiaries terminates, the period within which the Optionee may exercise this Stock Option shall be subject to earlier termination as set forth below:

(a)                                 Death or Disability.  If the Optionee’s employment or other service relationship terminates by reason of such Optionee’s death or disability (as defined in Section 422(c) of the Code), this Stock Option may be exercised, to the extent exercisable on the date of such termination, by the Optionee or by the Optionee’s legal representative or legatee until the earlier of (i) the date twelve (12) months after date of such termination, or (ii) the Expiration Date.

(b)                                 Termination for Cause.  If the Optionee’s employment or other service relationship is terminated by the Company for Cause, all Options (unvested and vested) shall terminate immediately.

(c)                                  Other Termination.  If the Optionee’s employment or other service relationship terminates for any reason other than death, disability or Cause, this Stock Option may be exercised, to the extent exercisable on the date of such termination, by the Optionee until the earlier of (i) the date three (3) months after date of such termination, or (ii) the Expiration Date.

(d)                                 Termination of Options.  Any portion of this Stock Option that is not exercisable on the date of termination of the Optionee’s employment or other service relationship, for any reason, shall terminate immediately and be null and void and of no further force and effect.  Any portion of this Stock Option that is not exercised on or before the date when the Optionee’s rights to exercise this Stock Option terminate in accordance with this Section 4, shall terminate and be null and void and of no further force and effect as of the close of business on the date when the Optionee’s rights to exercise this Stock Option terminate in accordance with this Section 4.

5.                                      Change and Modifications.  This Agreement may not be orally changed, modified or terminated, nor shall any oral waiver of any of its terms be effective.  This Agreement may be changed, modified or terminated only by an agreement in writing signed by the Company and the Optionee.

6.                                      Status of Option.  This Stock Option is not intended to qualify as an “incentive stock option” as defined in Section 422(b) of the Code.

7.                                      Incorporation of Plan.  Notwithstanding anything in this Agreement to the contrary, the Stock Options represented by this Agreement and any Issued Shares shall be subject to, and governed by, all the terms and conditions of the Plan, including Section 9 thereof concerning certain restrictions on transfer of this Stock Option, the Issued Shares and related matters.  To the extent there is any inconsistency between the terms of the Plan and this Agreement, the terms of the Plan shall control.

8.                                      Stockholders Agreement.  The Optionee agrees that this Stock Option and any Issued Shares will be governed by the terms of the Plan and this Agreement and will not be (i) subject to the Stockholders Agreement dated as of August   , 2008, by and among the Company and the parties named therein (the “Stockholders Agreement”), (ii) deemed “Shares” for any purpose of the Stockholders Agreement or (iii) included in the calculation of the number of Shares of capital stock under the Stockholders Agreement.

9.                                      No Obligation to Continue Business Relationship.  Neither the Plan, this Agreement, nor the grant of this Stock Option imposes any obligation on the Company to maintain a business relationship with Optionee.

10.                               Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, United States of America, without giving effect to any choice or conflict of law provision or rule, whether of the State of Delaware or any other jurisdiction, that would cause the application of the laws of any jurisdiction other than the State of Delaware.

11.                               Notices.  All notices, requests, consents and other communications shall be in writing and be deemed given when delivered personally, by telex or facsimile transmission or when received if mailed by first class registered or certified mail, postage prepaid.  Notices to the Company or the Optionee shall be addressed as set forth on the cover page hereto, or to such other address or addresses as may have been furnished by such party in writing to the other.

12.                               Counterparts.  For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.  This Agreement may be executed and transmitted by facsimile, which signature shall be binding upon the parties as if they were original signatures.  Upon such execution such party will deliver an original signature to the other party concurrently by Federal Express or similar generally recognized overnight carrier.

Appendix A

STOCK OPTION EXERCISE NOTICE

Quench USA, Inc.

Attention: [                       ]

Ladies and Gentlemen:

Pursuant to the terms of my stock option agreement dated                     (the “Agreement”) under the Quench USA, Inc. 2008 Stock Plan, I, [Insert Name]                         , hereby [Circle One] partially/fully exercise such option by including herein payment in the amount of $       representing the purchase price for [Fill in number of Option Shares]            option shares.  I have chosen the following form(s) of payment:

☐                                    1.                                      Cash

☐                                    2.                                      Certified or bank check payable to Quench USA, Inc.

☐                                    3.                                      Other (as permitted in the Agreement (please describe))

.

In connection with my exercise of the option as set forth above, I hereby represent and warrant to Quench USA, Inc. (the “Company”) as follows:

•                  I am purchasing the option shares for my own account for investment only, and not for resale or with a view to the distribution thereof.

•                  I have had such an opportunity as I have deemed adequate to obtain from the Company such information as is necessary to permit me to evaluate the merits and risks of my investment in the Company and have consulted with my own advisers with respect to my investment in the Company.

•                  I have sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the option shares and to make an informed investment decision with respect to such purchase.

•                  I can afford a complete loss of the value of the option shares and am able to bear the economic risk of holding such option shares for an indefinite period of time.

•                  I understand that the option shares may not be registered under the United States Securities Act of 1933 or any applicable state securities or “blue sky” laws and may not be sold or otherwise transferred or disposed of in the absence of an effective registration statement under the United States Securities Act of 1933 and under any applicable state securities or “blue sky” laws (or exemptions from the registration requirement thereof).  I further acknowledge that certificates representing Option Shares will bear restrictive legends reflecting the foregoing.

Sincerely yours,

Name:

QUENCH USA, INC.

INCENTIVE STOCK OPTION AGREEMENT

Quench USA, Inc. hereby grants the following stock option pursuant to its 2008 Stock Plan (the “Plan”).

Name of Optionee (the “Optionee”):

Date of this option grant:

Number of Shares subject to this option (“Option Shares”):

Option exercise price per share (the “Exercise Price”):	$

Date this option expires (the “Expiration Date”)	[Insert date that is 10 years from the date of grant]

Vesting Start Date (the “Vesting Start Date”):

Vesting Schedule:  The following vesting schedule shall apply to this option, subject to the further terms and conditions set forth in Section 2 of the Incorporated Terms and Conditions:

First anniversary of the Vesting Start Date:	25% of the total number of Option Shares

The same day of the month as the day of the Vesting Start Date during each month, commencing with the calendar month following the month in which the first anniversary of the Vesting Start Date occurs:

an additional 2.08333% of the total number of Option Shares, until fully vested

Upon the consummation of a Sale Event (as defined in the Plan), all Shares that are not then vested shall become vested.

This Incentive Stock Option Agreement, including the Plan and the Incorporated Terms and Conditions (which constitute a part hereof), is hereby accepted and the terms and conditions hereof hereby agreed to by the undersigned as of the date of this option grant set forth above.  By signing and returning a copy of the cover page to this Incentive Stock Option Agreement, the Optionee acknowledges receiving a copy of the Plan and the Incorporated Terms and Conditions.

QUENCH USA, INC.

By:
Signature of Optionee	Name:
Title:

Address:
Address:

QUENCH USA, INC.

INCENTIVE STOCK OPTION AGREEMENT — INCORPORATED TERMS AND CONDITIONS

Pursuant to the Quench USA, Inc. 2008 Stock Plan (the “Plan”), Quench USA, Inc., a Delaware corporation (together with all successors thereto, the “Company”), hereby grants to the Optionee an option (the “Stock Option”) to purchase on or prior to the Expiration Date set forth on the cover page hereto, or such earlier date as is specified herein or in the Plan, all or any part of the number of Shares of Stock set forth on the cover page hereto (the “Option Shares,” and such shares once issued shall be referred to as the “Issued Shares”), at the per share Exercise Price set forth on the cover page hereto, subject to the terms and conditions set forth in this Incentive Stock Option Agreement (including these Incorporated Terms and Conditions) (this “Agreement”) and the Plan.

1.                                      Definitions.  All capitalized terms that are defined in the Plan and not otherwise defined in this Agreement are used in this Agreement as so defined.

(ii)                                  2.                                      Vesting, Exercisability and Termination.  No portion of this Stock Option may be exercised until such portion shall have vested and become exercisable.  No portion of this Stock Option that is not vested on the date of the Optionee’s Termination Event shall vest after the date of the Optionee’s Termination Event without the prior consent of the Committee. This Stock Option shall terminate at the time the Optionee’s rights to exercise this Stock Option terminate as provided in Section 4.  Subject to the determination of the Committee in its sole discretion to accelerate the vesting schedule hereunder and to the other terms of the Plan, this Stock Option shall become vested and exercisable with respect to the Option Shares on the respective dates as indicated on the cover page hereto.

3.                                      Exercise.  Prior to the Expiration Date (or such earlier date provided in Section 4), the Optionee may exercise this Stock Option by delivering a Stock Option exercise notice (an “Exercise Notice”) in the form of Appendix A hereto indicating the Optionee’s election to purchase some or all of the Option Shares with respect to which this Stock Option is exercisable at the time of such notice.

4.                                      Termination of Service Relationship.  Except as the Committee may otherwise expressly provide, or as may otherwise be expressly provided in any agreement between the Company and the Optionee, if the Optionee’s employment or other service relationship with the Company or its Subsidiaries terminates, the period within which the Optionee may exercise this Stock Option shall be subject to earlier termination as set forth below:

(a)                                 Death or Disability.  If the Optionee’s employment or other service relationship terminates by reason of such Optionee’s death or disability (as defined in Section 422(c) of the Code), this Stock Option may be exercised, to the extent exercisable on the date of such termination, by the Optionee or by the Optionee’s legal representative or legatee until the earlier of (i) the date twelve (12) months after date of such termination, or (ii) the Expiration Date.

(b)                                 Termination for Cause.  If the Optionee’s employment or other service relationship is terminated by the Company for Cause, all Options (unvested and vested) shall terminate immediately.

(c)                                  Other Termination.  If the Optionee’s employment or other service relationship terminates for any reason other than death, disability or Cause, this Stock Option may be exercised, to the extent exercisable on the date of such termination, by the Optionee until the earlier of (i) the date three (3) months after date of such termination, or (ii) the Expiration Date.

(d)                                 Termination of Options.  Any portion of this Stock Option that is not exercisable on the date of termination of the Optionee’s employment or other service relationship, for any reason, shall terminate immediately and be null and void and of no further force and effect.  Any portion of this Stock Option that is not exercised on or before the date when the Optionee’s rights to exercise this Stock Option terminate in accordance with this Section 4, shall terminate and be null and void and of no further force and effect as of the close of business on the date when the Optionee’s rights to exercise this Stock Option terminate in accordance with this Section 4.

5.                                      Change and Modifications.  This Agreement may not be orally changed, modified or terminated, nor shall any oral waiver of any of its terms be effective.  This Agreement may be changed, modified or terminated only by an agreement in writing signed by the Company and the Optionee.

6.                                      Status of Option.  The Optionee understands that, while this Stock Option is intended to qualify as an “incentive stock option” as defined in Section 422 of the Code to the extent permitted under applicable law, the Company makes no representation or warranty that this Stock Option will, in fact, so qualify.  To the extent that any portion of the Stock Option does not qualify as an incentive stock option, whether due to a disqualifying disposition or otherwise, it shall be deemed a non-qualified stock option.  The Optionee shall provide the Company with any information concerning any dispositions required by the Company for tax purposes.

7.                                      Incorporation of Plan.  Notwithstanding anything in this Agreement to the contrary, the Stock Options represented by this Agreement and any Issued Shares shall be subject to, and governed by, all the terms and conditions of the Plan, including Section 9 thereof concerning certain restrictions on transfer of this Stock Option, the Issued Shares and related matters.  To the extent there is any inconsistency between the terms of the Plan and this Agreement, the terms of the Plan shall control.

8.                                      No Obligation to Continue Business Relationship.  Neither the Plan, this Agreement, nor the grant of this Stock Option imposes any obligation on the Company to maintain a business relationship with Optionee.

9.                                      Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, United States of America, without giving effect to any choice or conflict of law provision or rule, whether of the State of Delaware or any other jurisdiction, that would cause the application of the laws of any jurisdiction other than the State of Delaware.

10.                               Notices.  All notices, requests, consents and other communications shall be in writing and be deemed given when delivered personally, by telex or facsimile transmission or when received if mailed by first class registered or certified mail, postage prepaid.  Notices to the Company or the Optionee shall be addressed as set forth on the cover page hereto, or to such other address or addresses as may have been furnished by such party in writing to the other.

11.                               Counterparts.  For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.  This Agreement may be executed and transmitted by facsimile, which signature shall be binding upon the parties as if they were original signatures.  Upon such execution such party will deliver an original signature to the other party concurrently by Federal Express or similar generally recognized overnight carrier.

Appendix A

STOCK OPTION EXERCISE NOTICE

Quench USA, Inc.

Attention: [                         ]

Ladies and Gentlemen:

Pursuant to the terms of my stock option agreement dated                       (the “Agreement”) under the Quench USA, Inc. 2008 Stock Plan, I, [Insert Name]                           , hereby [Circle One] partially/fully exercise such option by including herein payment in the amount of $              representing the purchase price for [Fill in number of Option Shares]               option shares.  I have chosen the following form(s) of payment:

☐                                    1.                                      Cash

☐                                    2.                                      Certified or bank check payable to Quench USA, Inc.

☐                                    3.                                      Wire transfer of immediately available funds

☐                                    4.                                      Irrevocable instructions to broker to deliver cash

☐                                    5.                                      Other (as permitted in the Agreement (please describe))

.

In connection with my exercise of the option as set forth above, I hereby represent and warrant to Quench USA, Inc. (the “Company”) as follows:

•                  I am purchasing the option shares for my own account for investment only, and not for resale or with a view to the distribution thereof.

•                  I have had such an opportunity as I have deemed adequate to obtain from the Company such information as is necessary to permit me to evaluate the merits and risks of my investment in the Company and have consulted with my own advisers with respect to my investment in the Company.

•                  I have sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the option shares and to make an informed investment decision with respect to such purchase.

•                  I can afford a complete loss of the value of the option shares and am able to bear the economic risk of holding such option shares for an indefinite period of time.

•                  I understand that the option shares may not be registered under the United States Securities Act of 1933 or any applicable state securities or “blue sky” laws and may not be sold or otherwise transferred or disposed of in the absence of an effective registration statement under the United States Securities Act of 1933 and under any applicable state securities or “blue sky” laws (or exemptions from the registration requirement thereof).  I further acknowledge that certificates representing Option Shares will bear restrictive legends reflecting the foregoing.

Sincerely yours,

Name:

QUENCH USA, INC.

Restricted Stock Agreement

Name of Grantee:	(the “Grantee”)

No. of Shares:	shares of Common Stock (the “Shares”)

Grant Date:	, 200 (the “Grant Date”)

Vesting Start Date:	, 200 (the “Vesting Start Date”)

Pursuant to the Quench USA, Inc. 2008 Stock Plan (the “Plan”), Quench USA, Inc., a Delaware corporation (the “Company”), hereby grants, sells and issues to the individual named above, who is an officer, employee, director, consultant or other key person of the Company or any of its Subsidiaries, the Shares.  Notwithstanding anything in this Restricted Stock Agreement (the “Agreement”) to the contrary, the Shares shall be subject to, and governed by, all the terms and conditions of the Plan, including, without limitation, Section 9 thereof concerning certain restrictions on transfer of Shares and related matters.  To the extent there is any inconsistency between the terms of the Plan and of this Agreement, the terms of the Plan shall control unless specifically provided otherwise herein.  The Grantee agrees to the provisions set forth herein and in the Plan and acknowledges that each such provision is a material condition of the Company’s agreement to issue and sell the Shares to him or her.

All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Plan.

SECTION 17.  PURCHASE AND SALE OF SHARES; VESTING; REPURCHASE RIGHT.

(a)                                 Purchase and Sale.  On the date hereof, the Company hereby sells to the Grantee, and the Grantee hereby purchases from the Company, the number of Shares set forth above.  The Company hereby acknowledges receipt from the Grantee of the entire purchase price for the Shares, which consists of services rendered by the Grantee to the Company before the date hereof (which the Compensation Committee of the Board of Directors of the Company has determined have a value not less than the aggregate par value of the Shares).

(b)                                 Vesting.

(i)                                     On the date of this Agreement, all of the Shares are unvested; provided that on each of the dates listed below, the respective number of Shares indicated below shall vest (i) if Grantee remains an employee on each such date or [For Grantees with Employment Agreements: (ii) if Grantee is terminated without cause, through the period Grantee is receiving payments pursuant to Section 2.3(b)(i) of the Employment Agreement between the Company and the Grantee]  [For Grantees without Employment Agreements: (ii) if Grantee is terminated without cause, through the period Grantee is receiving severance payments (if any)]:

First anniversary of the Vesting Start Date:	25% of the total number of Shares

The same day of the month as the day of the Vesting Start Date during each month, commencing with the calendar	an additional 2.08333% of the total number of Shares, until fully vested month following the month in which the first anniversary of the Vesting Start Date occurs:

(ii)                                  Upon the consummation of a Sale Event (as defined in the Plan), all Shares that are not then vested shall become vested.

(c)                                  Repurchase.  Upon a Repurchase Event (as defined in the Plan), the Company shall have the right to repurchase the Shares as set forth in Section 9(c) of the Plan.  The Grantee acknowledges and agrees that for the purposes of Section 9(c) of the Plan, the original per share purchase price paid for the Shares is $0.001.

SECTION 18.  INVESTMENT REPRESENTATIONS.  IN CONNECTION WITH THE PURCHASE AND SALE OF THE SHARES CONTEMPLATED BY SECTION 1 ABOVE, THE GRANTEE HEREBY REPRESENTS AND WARRANTS TO THE COMPANY AS FOLLOWS:

(a)                                 The Grantee is purchasing the Shares for the Grantee’s own account for investment only, and not for resale or with a view to the distribution thereof.

(b)                                 The Grantee has had such an opportunity as he or she has deemed adequate to obtain from the Company such information as is necessary to permit him or her to evaluate the merits and risks of the Grantee’s investment in the Company and has consulted with the Grantee’s own advisers with respect to the Grantee’s investment in the Company.

(c)                                  The Grantee has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.

(d)                                 The Grantee can afford a complete loss of the value of the Shares and is able to bear the economic risk of holding such Shares for an indefinite period.

(e)                                  The Grantee understands that the Shares are not registered under the Act (it being understood that the Shares are being issued and sold in reliance on the exemption provided in Rule 701 thereunder) or any applicable state securities or “blue sky” laws and may not be sold or otherwise transferred or disposed of in the absence of an effective registration statement under the Act and under any applicable state securities or “blue sky” laws (or exemptions from the registration requirements thereof).  The Grantee further acknowledges that certificates representing the Shares will bear restrictive legends reflecting the foregoing.

SECTION 19.  WITHHOLDING TAXES.  THE GRANTEE ACKNOWLEDGES AND AGREES THAT THE COMPANY OR ANY OF ITS SUBSIDIARIES HAVE THE RIGHT TO DEDUCT FROM PAYMENTS OF ANY KIND OTHERWISE DUE TO THE GRANTEE, THE MINIMUM FEDERAL, STATE OR LOCAL TAXES OF ANY KIND REQUIRED BY LAW TO BE WITHHELD WITH RESPECT TO THE PURCHASE OF THE SHARES BY THE GRANTEE.  IN FURTHERANCE OF THE FOREGOING THE GRANTEE AGREES TO ELECT, IN ACCORDANCE WITH SECTION 83(B) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, TO RECOGNIZE ORDINARY INCOME IN THE YEAR OF ACQUISITION OF THE SHARES, AND TO PAY TO THE COMPANY ALL WITHHOLDING TAXES SHOWN AS DUE ON HIS OR HER SECTION 83(B) ELECTION FORM, OR OTHERWISE ULTIMATELY DETERMINED TO BE DUE WITH RESPECT TO SUCH ELECTION, BASED ON THE EXCESS, IF ANY, OF THE FAIR MARKET VALUE OF SUCH SHARES AS OF THE DATE OF THE PURCHASE OF SUCH SHARES

BY THE GRANTEE OVER THE PURCHASE PRICE FOR SUCH SHARES.  THE GRANTEE REPRESENTS THAT HE HAS RECEIVED TAX ADVICE FROM HIS OWN PERSONAL TAX ADVISOR ON THE CONSEQUENCES OF THE PURCHASE OF THE SHARES.  THE GRANTEE UNDERSTANDS THE TAX CONSEQUENCES OF FILING (OR NOT FILING) A SECTION 83(B) ELECTION AND AGREES THAT ANY FILING OF A SECTION 83(B) ELECTION IS SOLELY THE GRANTEE’S RESPONSIBILITY.

SECTION 20.  MISCELLANEOUS PROVISIONS.

(a)                                 Change and Modifications.  This Agreement may not be orally changed, modified or terminated, nor shall any oral waiver of any of its terms be effective.  This Agreement may be changed, modified or terminated only by an agreement in writing signed by the Company and the Grantee.

(b)                                 Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, United States of America, without giving effect to any choice or conflict of law provision or rule, whether of the State of Delaware or any other jurisdiction, that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(c)                                  Notices.  All notices, requests, consents and other communications shall be in writing and be deemed given when delivered personally, by telex or facsimile transmission or when received if mailed by first class registered or certified mail, postage prepaid.  Notices to the Company or the Grantee shall be addressed as set forth underneath their signatures below, or to such other address or addresses as may have been furnished by such party in writing to the other.

(d)                                 Counterparts.  For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.  This Agreement may be executed and transmitted by facsimile, which signature shall be binding upon the parties as if they were original signatures.  Upon such execution such party will deliver an original signature to the other party concurrently by Federal Express or similar generally recognized overnight carrier.

(e)                                  [Note: For the executives with Executive Employment Agreements only] Executive Employment Agreement.  This Agreement and the Shares granted hereunder shall be in lieu of the grant of Restricted Stock set forth under Section 2.5 of the Grantee’s Executive Employment Agreement with the Company.

[SIGNATURE PAGE FOLLOWS]

The foregoing Restricted Stock Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned as of the date first above written.

QUENCH USA, INC.

By:
Name:
Title:

Address:

The undersigned hereby acknowledges receiving and reviewing a copy of the Plan, including, without limitation, Section 9 thereof, and understands that the Shares granted hereby are subject to the terms of the Plan and of this Agreement.  This Agreement is hereby accepted, and the terms and conditions thereof and of the Plan hereby agreed to, by the undersigned as of the date first above written.

GRANTEE:

Name:

Address: